-------------------
EXHIBIT 11
-------------------

	EXHIBIT 11

	STATEMENT REGARDING COMPUTATION
	OF PER SHARE EARNINGS

                                            Cumulative
             Number     Days                   Days    Cumulative
              of        Out-       Since       Out-       Since
             Shares   standing   Inception   standing   Inception
             ------   --------   ---------   --------   ---------

Period from
 inception
 (December
 28, 1995)
 to Decem-
 ber 31,
 1996

 Decem-
  ber 28    227,336    3/3        227,336     731/731     227,336
            -------               -------
 Decem-
  ber 31    227,336               227,336
            =======               =======

Year ended
 December
 31, 1996

 Janu-
  ary 1     227,336    364/364    227,336
 Novem-
  ber 1   1,800,000     61/364    301,648     425/731   1,046,512
 Novem-
  ber 15    360,000     47/364     46,484     411/731      26,135
 Decem-
  ber 20  1,578,512     11/364     47,702     375/731      24,471
 Decem-
  ber 20    104,249     11/364      3,150     375/731       1,616
 Decem-
  ber 31  1,929,903      1/364      5,302     365/731       2,647
          ---------               -------
 Decem-
  ber 31  6,000,000               631,622
          =========               =======
Year ended
 December
 31, 1997

 Janu-
  ary 1   6,000,000    364/364  6,000,000
 Febru-
  ary       150,000    333/364    137,225     333/731      62,512
 March 7     20,000    298/364     18,667     298/731       7,610
 Septem-
  ber 22     10,000    101/364      2,775     101/731         383
 Octo-
  ber 1      60,000     94/364     15,495      94/731       1,992
 Octo-
  ber 17     40,000     76/364      8,352      76/731         868
 Novem-
  ber 6      44,000     56/364      6,769      56/731         519
 Decem-
  ber 16    100,000     16/364      4,396      16/731          96
            -------                ------
 Decem-
  ber 31  6,424,000             6,193,678               1,402,697
         =========              =========               =========
Year ended
 December
 31, 1998
          6,424,000    364/364  6,424,000
             400,000    333/364    85,934   333/1,095     121,644
              36,082    316/364    31,333   316/1,095      10,416
              22,667    285/364    17,748   285/1,095       5,900
              80,000    284/364    62,418   284/1,095     207,749
              37,000    229/364    23,277   229/1,095       7,738
             300,000    181/364   149,176   181/1,095      49,589
              10,000    138/364     3,791   138/1,095       1,260
              10,000     72/364     1,978    72/1,095         658
             400,000    120/364   131,868   120/1,095      43,836
             300,000    118/364    97,253   118/1,095      32,329
             100,000     77/364    21,154    77/1,095       7,032
             150,000     57/364    23,489    57/1,095       7,808
              17,500     16/364       769    16/1,095         256
              60,000     13/364     2,143    13/1,095         712
             150,000     12/364     4,945    12/1,095       1,644
           ---------            ---------                --------
December
31, 1998   8,497,259            7,361,275               4,715,763
           =========            =========               =========

--------------------
EXHIBIT 22.1
--------------------

SUBSIDIARIES OF REGISTRANT

1.    CyberHighway, Inc., an Idaho corporation.

2.    Santa Fe Wireless Internet, Inc., a New Mexico corporation.

3.    USURF America (Alabama), Inc., an Alabama corporation.


----------------------
EXHIBIT 23.1
----------------------

CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-1 Registration Statement of our report dated April 9, 1999, relating to the consolidated financial statements of USURF America, Inc. and subsidiaries (formerly Internet Media Corporation) as of December 31, 1998 and 1997, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and the period from inception (December 28, 1995) to December 31, 1996, included in the Annual Report on Form 10-KSB of USURF America, Inc. (formerly Internet Media Corporation), filed with the Securities and Exchange Commission on April 19, 1999. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
January 20, 2000